UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

CHORD ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As reported in a Current Report on Form 8-K filed on September 16, 2025 with the U.S. Securities and Exchange Commission (the “SEC”) by Chord Energy Corporation (the “Company,” “we,” or “our”), the Company has commenced an offering of $500 million aggregate principal amount of new senior unsecured notes due 2030 in a private placement to eligible purchasers (the “Notes Offering”).

Item 7.01	Regulation FD Disclosure.

On September 16, 2025, the Company issued a press release announcing the upsizing and pricing of the previously announced Notes Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes in the Notes Offering or any other securities of the Company, and none of such information shall constitute an offer, solicitation or sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in any such filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is or may be required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

On September 16, 2025, the Company entered into a Purchase Agreement (the “Notes Purchase Agreement”), among the Company, the subsidiary guarantors named therein (the “Guarantors”), and J.P. Morgan Securities LLC (the “Representative”), as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $750 million in aggregate principal amount of the Company’s new 6.000% senior unsecured notes due 2030 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by the Guarantors. The Notes Offering is expected to result in net proceeds to the Company of approximately $739.6 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the Notes Offering (i) to fund all or a portion of the consideration in connection with the XTO Acquisition and to pay related costs and expenses, (ii) to pay fees and expenses associated with the Notes Offering and (iii) for general corporate purposes, including repayment of borrowings under the Company’s senior secured revolving credit facility.

If (i) the consummation of the acquisition contemplated by the Purchase and Sale Agreement, dated September 15, 2025, by and between a subsidiary of the Company, XTO Energy, Inc. and certain of its affiliates (the “XTO Acquisition”) does not occur on or before June 30, 2026, which date may be extended by the Company at its option by written notice to the trustee for the Notes to not later than September 30, 2026 (such date, as it may be extended, the “Outside Date”) or (ii) prior thereto, the Company notifies the trustee in writing that it will not pursue the consummation of the XTO Acquisition (the earlier of the date of delivery of such notice described in clause (ii) and the Outside Date the “Special Mandatory Redemption Trigger Date”), the Notes will be subject to a special mandatory redemption at a redemption price equal to (a) if the Special Mandatory Redemption Trigger Date occurs on or before June 30, 2026, 100% of the principal amount of the Notes to be redeemed or (b) if the Special Mandatory Redemption Trigger Date occurs thereafter, 101% of the principal amount of the Notes to be redeemed, in each case, plus accrued and unpaid interest up to, but excluding, the date upon which the Notes will be redeemed.

The Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act and other applicable laws. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes Offering is expected to close on September 30, 2025, subject to customary conditions, in accordance with the terms of the Notes Purchase Agreement.

The Notes Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Notes Purchase Agreement contains customary indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Certain of the Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates. Certain of the Initial Purchasers and/or their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. For example, certain of the Initial Purchasers and/or their affiliates are lenders under the Company’s senior secured revolving credit facility. Accordingly, to the extent the Company uses any portion of the net proceeds from the Notes Offering to repay outstanding borrowings under its senior secured revolving credit facility, certain of the Initial Purchasers and/or their affiliates that are lenders under the Company’s senior secured revolving credit facility may receive a portion of the net proceeds of the Notes Offering. In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates.

In connection with the offering of the Notes, the Company obtained a waiver under its senior secured revolving credit facility waiving the automatic reduction of the borrowing base that would otherwise occur upon the consummation of the offering and certain provisions to permit the special mandatory redemption.

Cautionary Note Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this Current Report on Form 8-K, including statements regarding the Notes Offering and the use of proceeds therefrom, the XTO Acquisition, and our strategy, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay, or negatively impact the Notes Offering or the XTO Acquisition, the timing of the special mandatory redemption, if any, in relation to the closing of the XTO Acquisition, and other financial, operational, and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Should one or more of the risks or uncertainties described in this Current Report on Form 8-K occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K. All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated September 16, 2025, announcing upsizing and pricing of the Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: September 16, 2025	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary